Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three Months Ended

March 31, 2021

Earnings Release and Supplemental Financial and Operating Information

Contact:  Katie Reinsmidt, Executive Vice President - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR FIRST QUARTER 2021

CHATTANOOGA, Tenn. (May 18, 2021) – CBL Properties (OTCMKTS: CBLAQ) announced results for the first quarter ended March 31, 2021.  A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended March 31,
	2021	2020	%
Net loss attributable to common shareholders per diluted share	$(0.14)	$(0.75)	81.3%
Funds from Operations ("FFO") per diluted share	$0.45	$0.25	80.0%
FFO, as adjusted, per diluted share (1)	$0.34	$0.26	30.8%
(1)

For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 7 of this news release.

KEY TAKEAWAYS:

•

FFO, as adjusted, per diluted share, was $0.34 for the first quarter 2021, compared with $0.26 per share for the first quarter 2020.  The increase in FFO, as adjusted, per diluted share, as compared with the prior year period is principally a result of the decline in net interest expense of $0.11 per share during the quarter, primarily due to the post-petition interest expense payments that are not required to be made on the senior unsecured notes and secured credit facility subsequent to the Company’s bankruptcy filing on November 1, 2020.

•

Other major variances in the first quarter 2021 FFO, as adjusted, per diluted share, compared with the prior year period included $0.13 per share of lower property NOI, which included $0.04 per share related to the estimate for uncollectable revenues, rent abatements and write-offs for past due rents related to tenants that are in bankruptcy or struggling financially.  G&A expense during the first quarter 2021 was approximately $0.03 lower, due to cost saving initiatives put in place earlier in 2020.

•	Sales for the first quarter 2021 increased 12.5% as compared with the first quarter 2019.
•	Total Portfolio same-center NOI declined 17.2% for the three months ended March 31, 2021.
•

Portfolio occupancy as of March 31, 2021, was 85.4%, representing a 410-basis point decline compared with 89.5% as of March 31, 2020.  Same-center mall occupancy was 83.2% as of March 31, 2021, representing a 480-basis point decline compared with 88.0% as of March 31, 2020.  An estimated 390-basis points of the decline in total mall portfolio occupancy was due to store closures related to tenants in bankruptcy.

“The strong rebound in the economy is benefiting our properties, with first quarter sales across the CBL portfolio gaining significantly over sales for the first quarter 2019,” said Stephen Lebovitz, Chief Executive Officer.  “Customer traffic is returning to pre-pandemic levels and spending levels were certainly helped by stimulus checks and tax refunds. Leasing activity is picking up as sales and traffic levels improve.  Rent collections have increased to 89% of gross rents and accounts receivable are decreasing as well.

“We will celebrate two major non-retail openings in our portfolio this quarter with the HCA medical office building opening at Pearland Town Center in Houston and a 135-room Aloft hotel opening at Hamilton Place in Chattanooga.  Similarly, we have a deep opportunity set across our portfolio to create value and density at our existing centers by redeveloping former anchor buildings and utilizing parking lots and unimproved land.  This quarter we will start construction on the redevelopment of a former department store parcel at Kirkwood Mall in Bismarck, ND where we will add restaurants and service uses on pads, driving additional traffic and creating value to our portfolio.

“We are also making major progress on our in-court restructuring, filing the Amended Plan and related disclosure statement in mid-April. Through this plan, we will not only provide our company with a more flexible balance sheet and improved cash flow, but importantly it offers all stakeholders, including both common and preferred shareholders, a favorable recovery.  The court process has not slowed down the rebound in our business, and we are working diligently towards our planned emergence later this year.  We are excited for the fresh start this will mark and for CBL’s bright future.”

FINANCIAL RESULTS

Net loss attributable to common shareholders for the three months ended March 31, 2021 was $26.8 million, or a loss of $0.14 per diluted share, compared with net loss of $133.9 million, or a loss of $0.75 per diluted share, for the three months ended March 31, 2020.  Net loss for the first quarter 2021 was impacted by the deconsolidation of Park Plaza and Asheville Mall, which resulted in a $55.1 million gain on deconsolidation.  Net loss for the first quarter 2021 was also impacted by an aggregate $22.9 million in reorganization items and a $57.2 million loss on impairment of real estate to write down the carrying value of Old Hickory Mall, Stroud Mall and Eastland Mall to their estimated fair values.  This compares to a $133.6 million loss on impairment of real estate included in net loss for the first quarter 2020.

FFO, as adjusted, allocable to common shareholders, for the three months ended March 31, 2021 was $66.9 million, or $0.34 per diluted share, compared with $45.9 million, or $0.26 per diluted share, for the three months ended March 31, 2020.  FFO, as adjusted, allocable to the Operating Partnership common unitholders, for the three months ended March 31, 2021 was $68.7 million compared with $51.6 million for the three months ended March 31, 2020.

Percentage change in same-center Net Operating Income (“NOI”) (1):

Three Months Ended March 31,
2021
Portfolio same-center NOI	(17.2)%
Mall same-center NOI	(18.3)%

(1)

CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the three months ended March 31, 2021, include:

•	Same-center NOI declined $20.8 million, due to a $24.1 million decrease in revenues offset by a $3.3 million decline in operating expenses.
•

Rental revenues declined $23.7 million, including a $17.7 million decline in minimum and other rents.  Rental revenues also include a $7.1 million decline in tenant reimbursements (net of any abatements), partially offset by a $1.1 million improvement in percentage rents.  Rental revenues for the three months ended March 31, 2021, included a total of $10.7 million related to uncollectable revenues and abatements compared with a total of $2.7 million in the prior year period.

•

Property operating expenses declined $2.8 million compared with the prior year. Maintenance and repair expenses were flat. The improvement in property operating expense is primarily due to the benefit of the Company’s comprehensive programs to reduce operating expenses that were put in place in April 2020 to mitigate the impact of the COVID-19 pandemic. Real estate tax expenses declined by $0.9 million.

COVID-19 RENT COLLECTION UPDATE

The Company has collected approximately 88% of related gross rents for the period April 2020 through April 2021.  As of May 2021, CBL had deferred approximately $38.5 million in rents and had collected approximately 89% of deferred rents billed to-date.

LIQUIDITY

As of March 31, 2021, on a consolidated basis, the company had $317.4 million available in unrestricted cash and marketable securities.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of March 31,
	2021	2020
Total portfolio	85.4%	89.5%
Malls:
Total Mall portfolio	83.2%	87.8%
Same-center Malls	83.2%	88.0%
Stabilized Malls	83.2%	88.0%
Associated centers	91.0%	93.2%
Community centers	93.2%	95.8%

(1)

Occupancy for malls represents percentage of mall store gross leasable area under 20,000 square feet occupied.  Occupancy for associated and community centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
Three Months Ended March 31,
2021
Stabilized Malls	(22.3)%
New leases	(25.3)%
Renewal leases	(21.9)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

Sales for the first quarter 2021 increased 12.5% as compared with the first quarter 2019, with 48 out of CBL’s 56 reporting malls demonstrating an increase over the comparable period.  Same-center sales per square foot for the two months ended February 28, 2021, declined 3.0% as compared with the same periods in 2020.  Due to the temporary mall and store closures that occurred in 2020, the majority of CBL’s tenants did not report sales for the full reporting period.  As a result, CBL is not able to provide a complete measure of sales for the trailing twelve-month period.

FINANCING ACTIVITY AND LENDER DISCUSSIONS

The Company anticipates cooperating with conveyance or foreclosure proceedings for Park Plaza in Little Rock, AR ($76.8 million), EastGate Mall in Cincinnati, OH ($30.9 million) and Asheville Mall in Asheville, NC ($62.1 million).   Park Plaza and Asheville Mall were deconsolidated during the first quarter 2021.  CBL no longer controls either property following their transfer to receivership.  EastGate Mall is expected to be transferred into receivership imminently.

rESTRUCTURING UPDATE

The terms of the Amended RSA, the Amended Chapter 11 Plan and related Disclosure Statement were filed on Form 8-K with the SEC on April 16, 2021, and are available in the Invest – SEC Filings section of cblproperties.com.  The latest information on CBL’s restructuring, including news and frequently asked questions, can be found at cblproperties.com/restructuring.

DISPOSITIONS

CBL completed the sale of one unimproved outparcel, generating gross proceeds of $5.5 million during the quarter.

DEVELOPMENT AND LEASING PROGRESS

During the second quarter, CBL will celebrate the opening of a new 135-key Aloft hotel at Hamilton Place in Chattanooga, TN, and the HCA medical office building at Pearland Town Center in Houston, TX.  Later in the year, Hollywood Casino at York Galleria in York, PA will hold its grand opening as well as Hobby Lobby at West Towne Mall in Madison, WI, and Rooms to Go at Cross Creek in Fayetteville, NC.  Additional offerings, including new restaurants, fitness, hotel and other uses are planned or under negotiation and will be announced as details are finalized.

Detailed project information is available in CBL’s Financial Supplement for Q1 2021, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

2021 GUIDANCE

CBL is not providing guidance for 2021 anticipated net income and FFO per share at this time.

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 104 properties totaling 63.8 million square feet across 24 states, including 63 high-quality enclosed, outlet and open-air retail centers and six properties managed for third parties. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP.  The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests.  Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis.  We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable.  The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time.  Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance.  The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures.  The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.  The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders.  The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations.  Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 7 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties.  The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties.  The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.  The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations.  The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another.  A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on its pro rata ownership share (including the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity.  A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws.  Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2021 and 2020

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
REVENUES:
Rental revenues	$128,175	$161,173
Management, development and leasing fees	1,659	2,092
Other	3,350	4,309
Total revenues	133,184	167,574
EXPENSES:
Property operating	(21,802)	(25,709)
Depreciation and amortization	(48,112)	(55,902)
Real estate taxes	(16,551)	(18,448)
Maintenance and repairs	(10,781)	(11,208)
General and administrative	(12,612)	(17,836)
Loss on impairment	(57,182)	(133,644)
Litigation settlement	858	—
Other	—	(158)
Total expenses	(166,182)	(262,905)
OTHER INCOME (EXPENSES):
Interest and other income	776	2,397
Interest expense (unrecognized contractual interest expense was $44,764 for the three months ended March 31, 2021)	(24,130)	(46,992)
Gain on deconsolidation	55,131	—
Gain (loss) on sales of real estate assets	(299)	140
Reorganization items	(22,933)	—
Income tax provision	(751)	(526)
Equity in earnings (losses) of unconsolidated affiliates	(3,076)	1,018
Total other income (expenses)	4,718	(43,963)
Net loss	(28,280)	(139,294)
Net loss attributable to noncontrolling interests in:
Operating Partnership	698	16,414
Other consolidated subsidiaries	819	207
Net loss attributable to the Company	(26,763)	(122,673)
Preferred dividends undeclared	—	(11,223)
Net loss attributable to common shareholders	$(26,763)	$(133,896)
Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(0.14)	$(0.75)
Weighted-average common and potential dilutive common shares outstanding	196,509	179,133

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2021 and 2020

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Net loss attributable to common shareholders	$(26,763)	$(133,896)
Noncontrolling interest in loss of Operating Partnership	(698)	(16,414)
Depreciation and amortization expense of:
Consolidated properties	48,112	55,902
Unconsolidated affiliates	13,530	13,510
Non-real estate assets	(541)	(917)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(581)	(923)
Loss on impairment	57,182	133,644
Loss on depreciable property	—	25
FFO allocable to Operating Partnership common unitholders	90,241	50,931
Litigation settlement (1)	(858)	—
Non-cash default interest expense (2)	11,470	690
Gain on deconsolidation (3)	(55,131)	—
Reorganization items (4)	22,933	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$68,655	$51,621
FFO per diluted share	$0.45	$0.25
FFO, as adjusted, per diluted share	$0.34	$0.26
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	201,627	201,258

(1)	Represents a credit to litigation settlement expense related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(2)

The three months ended March 31, 2021 includes default interest expense related to loans secured by properties that were in default prior to the Company filing voluntary petitions under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, as well as loans secured by properties that are in default due to the Company filing voluntary petitions under Chapter 11 of title 11 of the United States Code. The three months ended March 31, 2020 includes default interest expense related to Greenbrier Mall and Hickory Point Mall.

(3)

During the three months ended March 31, 2021, the Company deconsolidated Asheville Mall and Park Plaza due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

(4)

Represents costs incurred subsequent to the Company filing voluntary petitions under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas associated with the Company’s reorganization efforts, which consists of professional and legal fees.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2021 and 2020

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended March 31,
	2021	2020
Diluted EPS attributable to common shareholders	$(0.14)	$(0.75)
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.30	0.34
Loss on impairment	0.29	0.66
FFO per diluted share	$0.45	$0.25

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended March 31,
	2021	2020
FFO allocable to Operating Partnership common unitholders	$90,241	$50,931
Percentage allocable to common shareholders (1)	97.46%	89.01%
FFO allocable to common shareholders	$87,949	$45,334

FFO allocable to Operating Partnership common unitholders, as adjusted	$68,655	$51,621
Percentage allocable to common shareholders (1)	97.46%	89.01%
FFO allocable to common shareholders, as adjusted	$66,911	$45,948
(1)

Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 12.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2021 and 2020

	Three Months Ended March 31,
	2021	2020
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,111	$220
Per share	$0.01	$—

Straight-line rental income adjustment	$(3,263)	$892
Per share	$(0.02)	$—

Gain (loss) on outparcel sales	$(299)	$165
Per share	$—	$—

Net amortization of acquired above- and below-market leases	$52	$903
Per share	$—	$—

Net amortization of debt premiums and discounts	$—	$343
Per share	$—	$—

Income tax provision	$(751)	$(526)
Per share	$—	$—

Non-cash default interest expense (property-level loans)	$(11,470)	$(690)
Per share	$(0.06)	$—

Abandoned projects expense	$—	$(158)
Per share	$—	$—

Interest capitalized	$19	$726
Per share	$—	$—

Litigation settlement	$858	$—
Per share	$—	$—

Estimate of uncollectable revenues	$(6,486)	$(3,778)
Per share	$(0.03)	$(0.02)

	As of March 31,
	2021	2020
Straight-line rent receivable	$48,528	$55,845

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2021 and 2020

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended March 31,
	2021	2020
Net loss	$(28,280)	$(139,294)
Adjustments:
Depreciation and amortization	48,112	55,902
Depreciation and amortization from unconsolidated affiliates	13,530	13,510
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(581)	(923)
Interest expense	24,130	46,992
Interest expense from unconsolidated affiliates	9,849	7,676
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(967)	(582)
Abandoned projects expense	—	158
(Gain) loss on sales of real estate assets	299	(140)
Gain on deconsolidation	(55,131)	—
Loss on impairment	57,182	133,644
Litigation settlement	(858)	—
Reorganization items	22,933	—
Income tax provision	751	526
Lease termination fees	(1,111)	(220)
Straight-line rent and above- and below-market lease amortization	3,211	(1,795)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	819	207
General and administrative expenses	12,612	17,836
Management fees and non-property level revenues	(2,580)	(4,177)
Operating Partnership's share of property NOI	103,920	129,320
Non-comparable NOI	(3,896)	(8,542)
Total same-center NOI (1)	$100,024	$120,778
Total same-center NOI percentage change	(17.2)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2021 and 2020

Same-center Net Operating Income

(Continued)

	Three Months Ended March 31,
	2021	2020
Malls	$87,039	$106,600
Associated centers	6,524	7,460
Community centers	5,311	5,596
Offices and other	1,150	1,122
Total same-center NOI (1)	$100,024	$120,778
Percentage Change:
Malls	(18.3)%
Associated centers	(12.5)%
Community centers	(5.1)%
Offices and other	2.5%
Total same-center NOI (1)	(17.2)%
(1)

CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2021, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2021. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2021 and 2020

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of March 31, 2021
	Fixed Rate	Variable Rate		Total per Debt Schedule	Unamortized Deferred Financing Costs (1)	Total
Consolidated debt (2)	$2,347,553	$1,182,287		$3,529,840	$(3,194)	$3,526,646
Noncontrolling interests' share of consolidated debt	(29,922)	—		(29,922)	251	(29,671)
Company's share of unconsolidated affiliates' debt	620,896	123,309		744,205	(2,865)	741,340
Other debt (3)	138,926	—		138,926	—	138,926
Company's share of consolidated, unconsolidated and other debt	$3,077,453	$1,305,596		$4,383,049	$(5,808)	$4,377,241
Weighted-average interest rate	5.04%	8.62%	(4)	6.11%

	As of March 31, 2020
	Fixed Rate	Variable Rate		Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$2,601,849	$1,203,075		$3,804,924	$(15,232)	$3,789,692
Noncontrolling interests' share of consolidated debt	(30,505)	—		(30,505)	304	(30,201)
Company's share of unconsolidated affiliates' debt	629,306	111,936		741,242	(2,774)	738,468
Company's share of consolidated and unconsolidated debt	$3,200,650	$1,315,011		$4,515,661	$(17,702)	$4,497,959
Weighted-average interest rate	5.06%	3.87%		4.72%
(1)

Unamortized deferred financing costs of $2,841 and $2,005 for certain consolidated and the Company’s share of unconsolidated property-level, non-recourse mortgage loans, respectively, may be required to be written off in the event that a waiver or restructuring of terms cannot be negotiated and the debt is either redeemed or otherwise extinguished.

(2)	Includes $2,489,676 included in liabilities subject to compromise in the accompanying consolidated balance sheets as of March 31, 2021.
(3)

During the three months ended March 31, 2021, the Company deconsolidated Asheville Mall and Park Plaza due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

(4)	Includes the 9.50% post default rate on our secured credit facility.

Total Market Capitalization as of March 31, 2021

(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)
Common stock and operating partnership units	201,577	$0.13
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00
(1)

Stock price for common stock and Operating Partnership units equals the closing price of the common stock on March 31, 2021. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding

(In thousands)

	Three Months Ended March 31,
	Basic	Diluted
2021:
Weighted-average shares - EPS	196,509	196,509
Weighted-average Operating Partnership units	5,118	5,118
Weighted-average shares - FFO	201,627	201,627
2020:
Weighted-average shares - EPS	179,133	179,133
Weighted-average Operating Partnership units	22,125	22,125
Weighted-average shares - FFO	201,258	201,258

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2021 and December 31, 2020

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	As of
	March 31, 2021	December 31, 2020
ASSETS
Real estate assets:
Land	$662,045	$695,711
Buildings and improvements	4,966,381	5,135,074
	5,628,426	5,830,785
Accumulated depreciation	(2,229,137)	(2,241,421)
	3,399,289	3,589,364
Developments in progress	31,284	28,327
Net investment in real estate assets	3,430,573	3,617,691
Cash and cash equivalents	84,655	61,781
Available-for-sale securities - at fair value (amortized cost of $232,774 and $233,053 as of March 31, 2021 and December 31, 2020, respectively)	232,795	233,071
Receivables:
Tenant	80,590	103,655
Other	8,026	5,958
Mortgage and other notes receivable	2,113	2,337
Investments in unconsolidated affiliates	271,764	279,355
Intangible lease assets and other assets	169,671	139,892
	$4,280,187	$4,443,740
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$1,036,970	$1,184,831
Accounts payable and accrued liabilities	185,723	173,387
Total liabilities not subject to compromise	1,222,693	1,358,218

Liabilities subject to compromise	2,551,354	2,551,490

Commitments and contingencies
Redeemable noncontrolling interests	(478)	(265)
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 196,458,778 and 196,569,917 issued and outstanding in 2021 and 2020, respectively	1,965	1,966
Additional paid-in capital	1,986,666	1,986,269
Accumulated other comprehensive income	21	18
Dividends in excess of cumulative earnings	(1,483,198)	(1,456,435)
Total shareholders' equity	505,479	531,843
Noncontrolling interests	1,139	2,454
Total equity	506,618	534,297
	$4,280,187	$4,443,740

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2021 and December 31, 2020

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	March 31, 2021	December 31, 2020
ASSETS:
Investment in real estate assets	$2,433,766	$2,346,124
Accumulated depreciation	(885,045)	(862,435)
	1,548,721	1,483,689
Developments in progress	32,780	28,138
Net investment in real estate assets	1,581,501	1,511,827
Other assets	187,993	174,966
Total assets	$1,769,494	$1,686,793
LIABILITIES:
Mortgage and other indebtedness, net	$1,574,879	$1,439,454
Other liabilities	60,101	45,280
Total liabilities	1,634,980	1,484,734
OWNERS' EQUITY:
The Company	126,301	132,350
Other investors	8,213	69,709
Total owners' equity	134,514	202,059
Total liabilities and owners’ equity	$1,769,494	$1,686,793

	Three Months Ended March 31,
	2021	2020
Total revenues	$58,756	$60,514
Depreciation and amortization	(22,973)	(22,093)
Operating expenses	(19,106)	(19,286)
Interest and other income	398	365
Interest expense	(20,396)	(14,457)
Net income (loss)	$(3,321)	$5,043

	Company's Share for the
	Three Months Ended March 31,
	2021	2020
Total revenues	$29,600	$32,037
Depreciation and amortization	(13,530)	(13,510)
Operating expenses	(9,562)	(10,082)
Interest and other income	265	249
Interest expense	(9,849)	(7,676)
Net income (loss)	$(3,076)	$1,018

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2021 and 2020

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense, gain or loss on extinguishment of debt and litigation settlement, net of taxes.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended
	March 31,
	2021	2020
Net loss	$(28,280)	$(139,294)
Depreciation and amortization	48,112	55,902
Depreciation and amortization from unconsolidated affiliates	13,530	13,510
Interest expense	24,130	46,992
Interest expense from unconsolidated affiliates	9,849	7,676
Income taxes	981	523
Loss on impairment	57,182	133,644
Loss on depreciable property	—	25
Gain on deconsolidation	(55,131)	—
EBITDAre (1)	70,373	118,978
Litigation settlement	(858)	—
Abandoned projects	—	158
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	819	207
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(581)	(923)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(967)	(582)
Company's share of Adjusted EBITDAre	$68,786	$117,838
(1)	Includes $(299) and $165 for the three months ended March 31, 2021 and 2020, respectively, related to sales of non-depreciable real estate assets.

Interest Expense:
Interest expense	$24,130		$46,992
Interest expense from unconsolidated affiliates	9,849		7,676
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(967)		(582)
Company's share of interest expense	$33,012		$54,086
Ratio of Adjusted EBITDAre to Interest Expense	2.1	x	2.2	x

	Three Months Ended
	March 31,
	2021	2020
Company's share of Adjusted EBITDAre	$68,786	$117,838
Interest expense	(24,130)	(46,992)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	967	582
Income taxes	(981)	(523)
Net amortization of deferred financing costs, debt premiums and discounts	923	1,990
Net amortization of intangible lease assets and liabilities	58	(687)
Depreciation and interest expense from unconsolidated affiliates	(23,379)	(21,186)
Litigation settlement	858	—
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	581	923
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(819)	(207)
(Gain) loss on outparcel sales	299	(165)
Gain on insurance proceeds	—	(511)
Equity in (earnings) losses of unconsolidated affiliates	3,076	(1,018)
Distributions of earnings from unconsolidated affiliates	2,566	4,235
Share-based compensation expense	395	1,545
Change in estimate of uncollectable revenues	6,486	2,312
Change in deferred tax assets	—	(239)
Changes in operating assets and liabilities	27,083	(19,169)
Cash flows provided by operating activities	$62,769	$38,728

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Three Months Ended March 31,
	2021	2020
Minimum rents	$97,918	$118,256
Percentage rents	2,686	1,639
Other rents	893	1,976
Tenant reimbursements	33,500	41,614
Estimate of uncollectable amounts	(6,822)	(2,312)
Total rental revenues	$128,175	$161,173

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2021

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date		Interest Rate	Balance		Balance
									Fixed	Variable
Operating Properties:
Greenbrier Mall (1)	Chesapeake, VA		Dec-19			5.41%	$61,647		$61,647	$—
Parkdale Mall & Crossing (2)(3)	Beaumont, TX		Mar-21			5.85%	73,313		73,313	—
EastGate Mall (1)	Cincinnati, OH		Apr-21			5.83%	30,942		30,942	—
Hamilton Crossing & Expansion (2)(3)	Chattanooga, TN		Apr-21			5.99%	8,122		8,122	—
Fayette Mall (2)(3)	Lexington, KY		May-21			5.42%	139,682		139,682	—
The Outlet Shoppes at Laredo (2)(3)	Laredo, TX		May-21			5.77%	40,150		—	40,150
Alamance Crossing (2)	Burlington, NC		Jul-21			5.83%	43,300		43,300	—
Brookfield Square Anchor Redevelopment (2)	Brookfield, WI		Oct-21	Oct-22	(4)	3.01%	27,461		—	27,461
Cross Creek Mall	Fayetteville, NC		Jan-22			4.54%	105,748		105,748	—
Northwoods Mall (2)	North Charleston, SC		Apr-22			5.08%	61,887		61,887	—
Arbor Place (2)	Atlanta (Douglasville), GA		May-22			5.10%	103,726		103,726	—
CBL Center	Chattanooga, TN		Jun-22			5.00%	15,970		15,970	—
Southpark Mall (2)	Colonial Heights, VA		Jun-22			4.85%	56,668		56,668	—
WestGate Mall (2)	Spartanburg, SC		Jul-22			4.99%	31,270		31,270	—
Volusia Mall (2)	Daytona Beach, FL		May-24			4.56%	45,568		45,568	—
The Outlet Shoppes at Gettysburg (2)	Gettysburg, PA		Oct-25			4.80%	36,415		36,415	—
Jefferson Mall (2)	Louisville, KY		Jun-26			4.75%	60,428		60,428	—
Hamilton Place (2)	Chattanooga, TN		Jun-26			4.36%	97,867		97,867	—
Total Loans On Operating Properties							1,040,164		972,553	67,611
Weighted-average interest rate							5.04%		5.07%	4.65%

Operating Partnership Debt:
Secured credit facility: (5)
Secured line of credit (drawn to capacity)			Jul-23			9.50%	675,926		—	675,926

Secured term loan			Jul-23			9.50%	438,750		—	438,750

Senior unsecured notes: (6)
Senior unsecured 5.25% notes			Dec-23			5.25%	450,000		450,000	—
Senior unsecured 4.60% notes			Oct-24			4.60%	300,000		300,000	—
Senior unsecured 5.95% notes			Dec-26			5.95%	625,000		625,000	—
	SUBTOTAL						1,375,000		1,375,000	—

Total Consolidated Debt							$3,529,840	(7)	$2,347,553	$1,182,287
Weighted-average interest rate							6.60%		5.28%	9.22%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
The Shoppes at Eagle Point	Cookeville, TN		Oct-21	Oct-22		2.86%	$17,217		$—	$17,217
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Oct-21			3.61%	8,752		—	8,752

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Springs at Port Orange	Port Orange, FL		Dec-21		2.47%	15,889		—	15,889
York Town Center (2)	York, PA		Feb-22		4.90%	14,802		14,802	—
York Town Center - Pier 1 (2)	York, PA		Feb-22		2.86%	572		—	572
Eastgate Mall Self Storage (2)	Cincinnati, OH		Dec-22		2.86%	3,250		—	3,250
West County Center	Des Peres, MO		Dec-22		3.40%	84,776		84,776	—
Friendly Shopping Center (2)	Greensboro, NC		Apr-23		3.48%	44,926		44,926	—
Mid Rivers Mall Self Storage (2)	St. Peters, MO		Apr-23		2.87%	2,969		—	2,969
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	27,510	(8)	27,510	—
The Outlet Shoppes at Atlanta (2)	Woodstock, GA		Nov-23		4.90%	34,829		34,829	—
The Outlet Shoppes at Atlanta - Phase II (2)	Woodstock, GA		Nov-23		3.00%	4,568		—	4,568
Parkdale Mall Self Storage (2)	Beaumont, TX		Jul-24		4.25%	6,318		—	6,318
Coastal Grand (2)	Myrtle Beach, SC		Aug-24		4.09%	52,572		52,572	—
Coastal Grand Outparcel (2)	Myrtle Beach, SC		Aug-24		4.09%	2,537		2,537	—
Hamilton Place Self Storage (2)	Chattanooga, TN		Sep-24		2.85%	3,601		—	3,601
Coastal Grand - Dick's Sporting Goods (2)	Myrtle Beach, SC		Nov-24		5.05%	3,449		3,449	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		2.55%	6,594		—	6,594
The Outlet Shoppes of the Bluegrass (2)	Simpsonville, KY		Dec-24		4.05%	34,033		34,033	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	2.61%	19,972		—	19,972
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	2.61%	7,158		—	7,158
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	2.61%	26,449		—	26,449
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	8,250		8,250	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	131,486		131,486	—
Fremaux Town Center (2)	Slidell, LA		Jun-26		3.70%	41,575		41,575	—
CoolSprings Galleria (2)	Nashville, TN		May-28		4.84%	74,012		74,012	—
The Outlet Shoppes at El Paso (2)	El Paso, TX		Oct-28		5.10%	36,139		36,139	—
	SUBTOTAL					744,205	(7)	620,896	123,309

Plus Other Debt:
Park Plaza (9)	Little Rock, AR		Apr-21		5.28%	76,805		76,805	—
Asheville Mall (9)	Asheville, NC		Sep-21		5.80%	62,121		62,121	—
	SUBTOTAL					138,926		138,926	—

Less Noncontrolling Interests' Share Of Consolidated Debt:
Hamilton Crossing & Expansion (2)	Chattanooga, TN	8%	Apr-21		5.99%	(650)		(650)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,278)		(1,278)	—
The Outlet Shoppes at Gettysburg (2)	Gettysburg, PA	50%	Oct-25		4.80%	(18,207)		(18,207)	—
Hamilton Place (2)	Chattanooga, TN	10%	Jun-26		4.36%	(9,787)		(9,787)	—
						(29,922)	(7)	(29,922)	—

Company's Share Of Consolidated, Unconsolidated and Other Debt						$4,383,049	(7)	$3,077,453	$1,305,596
Weighted-average interest rate						6.11%		5.04%	8.62%

Total Debt of Unconsolidated Affiliates:
The Shoppes at Eagle Point	Cookeville, TN		Oct-21	Oct-22	2.86%	$34,435		$—	$34,435

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Oct-21		3.61%	8,752		—	8,752
Springs at Port Orange	Port Orange, FL		Dec-21		2.47%	36,527		—	36,527
York Town Center (2)	York, PA		Feb-22		4.90%	29,605		29,605	—
York Town Center - Pier 1 (2)	York, PA		Feb-22		2.86%	1,143		—	1,143
Eastgate Mall Self Storage (2)	Cincinnati, OH		Dec-22		2.86%	6,500		—	6,500
West County Center	Des Peres, MO		Dec-22		3.40%	169,552		169,552	—
Friendly Shopping Center (2)	Greensboro, NC		Apr-23		3.48%	89,853		89,853	—
Mid Rivers Mall Self Storage (2)	St. Peters, MO		Apr-23		2.87%	5,939		—	5,939
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	42,323	(8)	42,323	—
The Outlet Shoppes at Atlanta (2)	Woodstock, GA		Nov-23		4.90%	69,657		69,657	—
The Outlet Shoppes at Atlanta - Phase II (2)	Woodstock, GA		Nov-23		3.00%	4,568		—	4,568
Parkdale Mall Self Storage (2)	Beaumont, TX		Jul-24		4.25%	6,318		—	6,318
Coastal Grand (2)	Myrtle Beach, SC		Aug-24		4.09%	105,143		105,143	—
Coastal Grand Outparcel (2)	Myrtle Beach, SC		Aug-24		4.09%	5,074		5,074	—
Hamilton Place Self Storage (2)	Chattanooga, TN		Sep-24		2.85%	6,668		—	6,668
Coastal Grand - Dick's Sporting Goods (2)	Myrtle Beach, SC		Nov-24		5.05%	6,898		6,898	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		2.55%	13,188		—	13,188
The Outlet Shoppes of the Bluegrass (2)	Simpsonville, KY		Dec-24		4.05%	68,066		68,066	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	2.61%	39,944		—	39,944
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	2.61%	14,316		—	14,316
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	2.61%	52,898		—	52,898
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	8,250		8,250	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	262,971		262,971	—
Fremaux Town Center (2)	Slidell, LA		Jun-26		3.70%	63,962		63,962	—
CoolSprings Galleria (2)	Nashville, TN		May-28		4.84%	148,024		148,024	—
The Outlet Shoppes at El Paso (2)	El Paso, TX		Oct-28		5.10%	72,277		72,277	—
						$1,432,851		$1,201,655	$231,196
Weighted-average interest rate						3.84%		4.05%	2.74%
(1)	The loan is in default. The Company is in discussion with the lender.
(2)

The filing of voluntary petitions under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas beginning on November 1, 2020 constituted an event of default with respect to the loan.

(3)	The Company is in discussions with the lenders.
(4)	The Company is in discussions with the lender regarding the ability to exercise the extension option as a result of the Company filing for bankruptcy.
(5)

The administrative agent informed the Company that interest will accrue on all outstanding obligations at the post-default rate, which is equal to the rate that otherwise would be in effect plus 5.0%. The post-default interest rate at March 31, 2021 was 9.50%. In accordance with ASC 852, Reorganizations, which limits the recognition of interest expense during a bankruptcy proceeding to only amounts that will be paid during the bankruptcy proceeding or that are probable of becoming allowed claims, interest has not been accrued on the secured credit facility subsequent to the filing of voluntary petitions under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas beginning on November 1, 2020. The outstanding amount of the secured credit facility is included in liabilities subject to compromise in the Company’s condensed consolidated balance sheets as of March 31, 2021.

(6)

In accordance with ASC 852, which limits the recognition of interest expense during a bankruptcy proceeding to only amounts that will be paid during the bankruptcy proceeding or that are probable of becoming allowed claims, interest has not been accrued on the senior unsecured notes subsequent to the filing of voluntary petitions under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas beginning on November 1, 2020. The outstanding amount of the senior unsecured notes is included in liabilities subject to compromise in the Company’s condensed consolidated balance sheets as of March 31, 2021.

(7)	See page 12 for unamortized deferred financing costs.
(8)

The joint venture has an interest rate swap on a notional amount of $42,323, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(9)

During the three months ended March 31, 2021, the Company deconsolidated the property due to a loss of control when the property was placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2021

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt (1)	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (2)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2019 (3)	$61,647	$—	$—	$—	$61,647	1.41%	5.41%
2021	362,970	24,641	138,926	(650)	525,887	12.00%	5.35%
2022	375,269	120,617	—	(1,278)	494,608	11.28%	4.55%
2023	1,564,676	144,802	—	—	1,709,478	39.00%	7.89%
2024	345,568	109,104	—	—	454,672	10.37%	4.45%
2025	36,415	139,736	—	(18,207)	157,944	3.61%	4.02%
2026	783,295	95,154	—	(9,787)	868,662	19.82%	5.39%
2028	—	110,151	—	—	110,151	2.51%	4.93%
Face Amount of Debt	$3,529,840	$744,205	$138,926	$(29,922)	$4,383,049	100.00%	6.11%

Based on Original Maturity Dates:
Year	Consolidated Debt (1)	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (2)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2019 (2)	$61,647	$—	$—	$—	$61,647	1.41%	5.41%
2021	362,970	41,858	138,926	(650)	543,104	12.39%	5.27%
2022	375,269	103,400	—	(1,278)	477,391	10.89%	4.61%
2023	1,564,676	144,802	—	—	1,709,478	39.00%	7.89%
2024	345,568	109,104	—	—	454,672	10.37%	4.45%
2025	36,415	193,315	—	(18,207)	211,523	4.83%	3.66%
2026	783,295	41,575	—	(9,787)	815,083	18.60%	5.57%
2028	—	110,151	—	—	110,151	2.51%	4.93%
Face Amount of Debt	$3,529,840	$744,205	$138,926	$(29,922)	$4,383,049	100.00%	6.11%
(1)

Includes $2,489,676 included in liabilities subject to compromise in the accompanying consolidated balance sheets as of March 31, 2021, and as the expected maturity date is subject to the outcome of the Chapter 11 Cases, the original, legal maturity dates are reflected in this table.

(2)

During the three months ended March 31, 2021, the Company deconsolidated Asheville Mall and Park Plaza due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

(3)	Represents a non-recourse loan that is in default.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2021

Mall Portfolio Statistics

Property	Location	Total Center SF (1)	Change in Sales Per Square Foot for the Two Months Ended 2/28/21 as compared to 2/29/20 (2)		Change in Sales Per Square Foot for the Three Months Ended 3/31/21 as compared to 3/31/19 (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended
			2/28/21	(3)	3/31/21	(4)	3/31/21	3/31/20	3/31/21	(5)
Alamance Crossing	Burlington, NC	904,662
Arbor Place	Atlanta (Douglasville), GA	1,162,064
Brookfield Square	Brookfield, WI	883,691
CherryVale Mall	Rockford, IL	870,655
Coastal Grand	Myrtle Beach, SC	1,038,229
CoolSprings Galleria	Nashville, TN	1,166,284
Cross Creek Mall	Fayetteville, NC	792,054
Dakota Square Mall	Minot, ND	754,705
East Towne Mall	Madison, WI	801,252
Eastland Mall	Bloomington, IL	732,651
Fayette Mall	Lexington, KY	1,158,534
Friendly Center and The Shops at Friendly	Greensboro, NC	1,367,804
Frontier Mall	Cheyenne, WY	523,709
Governor's Square	Clarksville, TN	694,030
Hamilton Place	Chattanooga, TN	1,160,861
Hanes Mall	Winston-Salem, NC	1,435,164
Harford Mall	Bel Air, MD	503,774
Imperial Valley	El Centro, CA	762,735
Jefferson Mall	Louisville, KY	783,643
Kentucky Oaks Mall	Paducah, KY	774,764
Kirkwood Mall	Bismarck, ND	821,138
Laurel Park Place	Livonia, MI	491,215
Layton Hills Mall	Layton, UT	482,120
Mall del Norte	Laredo, TX	1,219,244
Mayfaire Town Center	Wilmington, NC	654,345
Meridian Mall	Lansing, MI	944,176
Mid Rivers Mall	St. Peters, MO	1,035,802
Monroeville Mall	Pittsburgh, PA	985,073
Northgate Mall	Chattanooga, TN	660,790
Northpark Mall	Joplin, MO	896,044
Northwoods Mall	North Charleston, SC	748,273
Oak Park Mall	Overland Park, KS	1,518,420
Old Hickory Mall	Jackson, TN	538,641
Parkdale Mall	Beaumont, TX	1,151,375
Parkway Place	Huntsville, AL	647,808
Pearland Town Center	Pearland, TX	711,791
Post Oak Mall	College Station, TX	788,189
Richland Mall	Waco, TX	693,448
South County Center	St. Louis, MO	1,028,627
Southaven Towne Center	Southaven, MS	607,529
Southpark Mall	Colonial Heights, VA	675,644
St. Clair Square	Fairview Heights, IL	1,067,610
Stroud Mall	Stroudsburg, PA	414,441
Sunrise Mall	Brownsville, TX	796,721
The Outlet Shoppes at Atlanta	Woodstock, GA	405,146
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	428,072

Property	Location	Total Center SF (1)	Change in Sales Per Square Foot for the Two Months Ended 2/28/21 as compared to 2/29/20 (2)		Change in Sales Per Square Foot for the Three Months Ended 3/31/21 as compared to 3/31/19 (2)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended
			2/28/21	(3)	3/31/21	(4)	3/31/21	3/31/20	3/31/21	(5)
Turtle Creek Mall	Hattiesburg, MS	844,981
Valley View Mall	Roanoke, VA	863,447
Volusia Mall	Daytona Beach, FL	1,054,510
West County Center	Des Peres, MO	1,198,304
West Towne Mall	Madison, WI	829,718
WestGate Mall	Spartanburg, SC	950,781
Westmoreland Mall	Greensburg, PA	976,671
York Galleria	York, PA	756,707
Total Mall Portfolio		46,841,049	(3.0)%		12.5%		83.2%	88.0%	95.6%

Excluded Malls (6)
Property	Location	Total Center SF (1)	Change in Sales Per Square Foot for the Two Months Ended 2/28/21 as compared to 2/29/20 (2)	Change in Sales Per Square Foot for the Three Months Ended 3/31/21 as compared to 3/31/19 (2)	Mall Occupancy		% of Total Mall NOI for the Three Months Ended
			2/28/21	3/31/21	3/31/21	3/31/20	3/31/21	(5)
Lender Malls:
Asheville Mall (7)	Asheville, NC	973,371
EastGate Mall	Cincinnati, OH	837,554
Greenbrier Mall	Chesapeake, VA	897,040
Park Plaza (7)	Little Rock, AR	543,037
The Outlet Shoppes at Laredo	Laredo, TX	359,213
Total Excluded Malls		3,610,215	N/A	N/A	N/A	N/A	4.4%
(1)	Total Center Square Footage includes square footage of shops, owned and leased adjacent junior anchors and anchor locations and leased freestanding locations immediately adjacent to the center.
(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(3)

Due to the temporary mall and store closures that occurred in 2020, the majority of CBL’s tenants did not report sales for the full reporting period. As a result, we are presenting the two months ended February 28, 2021 compared to the two months ended February 29, 2020.

(4)

Due to the temporary mall and store closures that occurred in 2020, the majority of CBL’s tenants did not report sales for the full reporting period. As a result, we are presenting the three months ended March 31, 2021 compared to the three months ended March 31, 2019.

(5)

Based on total mall NOI of $90,900,803 for the malls listed in the table above for the three months ended March 31, 2021. Additionally, our consolidated unencumbered properties generated approximately 35.6% of total consolidated NOI of $80,259,772 (which excludes NOI related to dispositions or lender properties) for the three months ended March 31, 2021.

(6)

Excluded Malls represent Lender Malls, for which operational metrics are excluded, and are malls which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

(7)

During the three months ended March 31, 2021, the Company deconsolidated the property due to a loss of control when the property was placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2021

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
All Property Types (1)	609,765	$30.44	$24.08	(20.9)%	$24.64	(19.1)%
Stabilized Malls	545,441	31.69	24.11	(23.9)%	24.62	(22.3)%
New leases	67,504	31.88	22.63	(29.0)%	23.81	(25.3)%
Renewal leases	477,937	31.66	24.32	(23.2)%	24.73	(21.9)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:
	Square Feet		As of March 31,
Quarter:			2021	2020
Operating portfolio:		Same-center stabilized malls	$30.99	$31.90
New leases	144,197	Stabilized malls	30.99	31.91
Renewal leases	594,582	Associated centers	13.82	14.26
Development Portfolio:		Community centers	16.64	17.02
New leases	3,300	Office buildings	19.25	19.13
Total leased	742,079

(1)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)	Includes stabilized malls, associated centers, community centers and other.
(3)

Average annual base rents per square foot are based on contractual rents in effect as of March 31, 2021, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2021

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Three Months Ended March 31, 2021 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2021:
New	38	125,563	6.93	$29.78	$31.84	$31.66	$(1.88)	(5.9)%	$0.18	0.6%
Renewal	259	893,260	2.06	25.36	25.52	31.22	(5.86)	(18.8)%	(5.70)	(18.3)%
Commencement 2021 Total	297	1,018,823	2.68	25.90	26.30	31.27	(5.37)	(17.2)%	(4.97)	(15.9)%

Commencement 2022:
New	1	2,617	9.67	42.36	44.40	42.37	(0.01)	0.0%	2.03	4.8%
Renewal	58	188,773	2.57	38.08	38.36	42.41	(4.33)	(10.2)%	(4.05)	(9.5)%
Commencement 2022 Total	59	191,390	2.69	38.14	38.44	42.41	(4.27)	(10.1)%	(3.97)	(9.4)%

Total 2021/2022	356	1,210,213	2.74	$27.84	$28.22	$33.03	$(5.19)	(15.7)%	$(4.81)	(14.6)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2021

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	L Brands, Inc. (2)	117	691,349	4.38%
2	Foot Locker, Inc.	104	495,173	3.56%
3	Signet Jewelers Ltd. (3)	133	196,412	3.26%
4	American Eagle Outfitters, Inc.	66	405,894	2.69%
5	Dick's Sporting Goods, Inc. (4)	25	1,462,150	2.33%
6	Genesco Inc. (5)	97	189,373	1.84%
7	H & M Hennes & Mauritz AB	43	917,934	1.66%
8	Luxottica Group S.P.A. (6)	94	212,897	1.57%
9	Finish Line, Inc.	39	206,776	1.51%
10	The Gap, Inc.	49	568,426	1.39%
11	The Buckle, Inc.	41	212,036	1.36%
12	Cinemark Holdings, Inc.	9	467,190	1.26%
13	JC Penney Company, Inc. (7)	46	5,548,339	1.20%
14	Shoe Show, Inc.	38	479,199	1.14%
15	Express Fashions	31	254,120	1.14%
16	Hot Topic, Inc.	29	197,934	0.95%
17	Abercrombie & Fitch, Co.	97	227,667	0.93%
18	Barnes & Noble, Inc.	77	96,868	0.92%
19	Claire's Stores, Inc.	17	521,273	0.91%
20	Ulta Beauty, Inc.	24	248,947	0.82%
21	The Children's Place, Inc.	38	166,768	0.82%
22	Spencer Spirit Holdings, Inc.	50	113,277	0.75%
23	Focus Brands (8)	71	49,898	0.74%
24	Chick-fil-A, Inc.	18	520,475	0.69%
25	The TJX Companies, Inc. (9)	34	56,114	0.69%
		1,387	14,506,489	38.51%
(1)	Includes the Company's proportionate share of total revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK and Victoria's Secret.
(3)

Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.

(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy, and Field & Stream.
(5)	Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Hat Zone, and Clubhouse.
(6)	Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(7)	JC Penney Company, Inc. owns 28 of these stores.
(8)	Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.
(9)	The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post. In Europe, they operate T.K. Maxx, HomeSense. In Canada, they operate Winners, HomeSense and Marshalls.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

For the Three Months Ended March 31, 2021 and 2020

Capital Expenditures

(In thousands)

	Three Months Ended March 31,
	2021	2020
Tenant allowances (1)	$877	$7,223
Deferred maintenance: (2)
Parking lot and parking lot lighting	—	254
Roof repairs and replacements	—	151
Other capital expenditures	459	3,090
Total deferred maintenance expenditures	459	3,495
Total capital expenditures	$1,336	$10,718

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)

The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen-year period.

Deferred Leasing Costs Capitalized

(In thousands)

	2021	2020
Quarter ended:
March 31,	$412	$773
June 30,		157
September 30,		513
December 31,		455
	$412	$1,898

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2021

Properties Under Development at March 31, 2021

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2021 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Developments:
Hamilton Place - Aloft Hotel (3)(4)	Chattanooga, TN	50%	89,674	$12,000	$10,173	$1,347	Q2 '21	9.2%
Pearland Town Center - HCA Offices	Pearland, TX	100%	48,416	14,186	7,947	525	Q2 '21	11.8%
			138,090	26,186	18,120	1,872

Redevelopments:
Cross Creek Sears Redevelopment - Longhorn's, Rooms To Go (5)	Fayetteville, NC	100%	13,494	5,252	2,259	1,035	Q3 '21	5.3%
Total Properties Under Development			151,584	$31,438	$20,379	$2,907

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	Yield is based on expected yield upon stabilization.
(4)	Total cost includes a non-cash allocated value for the Company’s land contribution and amounts funded by a construction loan.
(5)	The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears (Cross Creek Mall) building.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

As of March 31, 2021

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Alamance Crossing	Burlington, NC
Arbor Place	Atlanta (Douglasville), GA	Sears sold to third party developer for redevelopment. Under negotiation with entertainment/fitness.
Brookfield Square	Brookfield, WI	Redeveloped in 2019 with Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's, convention center/hotel.	Owned by third party. Interest from office user/ entertainment.
CherryVale Mall	Rockford, IL	Redeveloped with Tilt in 2020.	Actively leasing.
Coastal Grand	Myrtle Beach, SC	Owned by Sears.
CoolSprings Galleria	Nashville, TN	Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC	Pad sale to Rooms To Go completed, construction underway. Ground lease to Longhorn. Est. 2021 opening.
Dakota Square Mall	Minot, ND	OFS for sale to sporting goods user (relocation/expansion of existing store).	Ross Dress For Less Opened.
East Towne Mall	Madison, WI	Owned by Sears.	Owned by third party. Under negotiation with non-retail use.
Eastland Mall	Bloomington, IL	Actively leasing.	Under negotiation with educational user.
Fayette Mall	Lexington, KY	Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Owned by Sears. Whole Foods sub-leases 1/3 of the box. Sears still operating in remainder.
Frontier Mall	Cheyenne, WY	Owned by third party. Jax Outdoor Gear purchased location and opened November 2019.
Governor's Square	Clarksville, TN	50/50 joint venture property. Under negotiation/LOIs with tenants.
Hamilton Place	Chattanooga, TN	Redevelopment with Cheesecake Factory (Dec '19), Dick's Sporting Goods and Dave & Busters (March '20). Malone's (opening TBD). Under Construction with Aloft hotel (opening 2021).
Hanes Mall	Winston-Salem, NC	Owned by third party. Novant Health, Inc. purchased Sears and Sear TBA for future medical office.
Harford Mall	Bel Air, MD	Sale third party developer. OFS for future redevelopment into grocer.
Imperial Valley Mall	El Centro, CA	Owned by Seritage. Interest from educational user.
Jefferson Mall	Louisville, KY	Purchased in Jan 2017 sale-leaseback for future redevelopment. Interest from sporting goods.
Kentucky Oaks Mall	Paducah, KY	Owned by Seritage. Redeveloped with Burlington and Ross Dress for Less.	50/50 joint venture asset. HomeGoods and Five Below opened November 2019.
Kirkwood Mall	Bismarck, ND		Leases executed with restaurants. Construction expected to commence in 2021.
Laurel Park Place	Livonia, MI		Dunham's Sports opened November 2019.
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX	Owned by Sears.
Mayfaire Town Center	Wilmington, NC
Meridian Mall	Lansing, MI		High Caliber Karts opened fall 2019. Actively leasing Women's store - interest from grocery user.
Mid Rivers Mall	St. Peters, MO	Owned by Sears.

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Monroeville Mall	Pittsburgh, PA
Northgate Mall	Chattanooga, TN	Building purchased by third party for non-retail development.
Northpark Mall	Joplin, MO	Building owned by Sears.
Northwoods Mall	North Charleston, SC	Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Actively leasing.
Parkdale Mall	Beaumont, TX	Owned by Sears.
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Sears sold to third party developer. Conn's opened. Fitness under negotiation.
Richland Mall	Waco, TX	Dillard's opened Q2 '20.
South County Center	St. Louis, MO	Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Southpark Mall	Colonial Heights, VA	Under negotiation with supply store.
St. Clair Square	Fairview Heights, IL	Building owned by Sears.
Stroud Mall	Stroudsburg, PA	EFO Furniture Outlet Opened February 2020.	Shoprite opened October 2019.
Sunrise Mall	Brownsville, TX	Sears sold to third party developer. TruFit opened. Executed lease with entertainment user.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Turtle Creek Mall	Hattiesburg, MS	Owned by Sears.
Valley View Mall	Roanoke, VA	Owned by Sears. Under negotiation with sporting goods/entertainment.
Volusia Mall	Daytona Beach, FL	Sears sold to third party developer for future redevelopment.
West County Center	Des Peres, MO
West Towne Mall	Madison, WI	Owned by Seritage. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby under construction - opening 2021.	Von Maur opening 2022.
WestGate Mall	Spartanburg, SC	Sears sold to third party developer for redevelopment. Non-retail under negotiation.
Westmoreland Mall	Greensburg, PA	Building owned by Sears. Potential for non-retail.	Stadium Casino opened November 2020.
York Galleria	York, PA	Hollywood Casino under construction. Est. summer 2021 opening.	Owned by third party. Under contract for sale to non-retail use.